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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                 MARCH 30, 2001
                Date of Report (Date of earliest event reported)

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                             PEREGRINE SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)

                                    DELAWARE
                 (State of other jurisdiction of incorporation)

                  0-22209                             953773312
             (Commission File)           (IRS Employer Identification Number)

                            3611 VALLEY CENTRE DRIVE
                                   FIFTH FLOOR
                               SAN DIEGO, CA 92130

                                 (858) 481-5000
                    (Address of Principal Executive Offices)


                           ---------------------------
          (Former name of former address, if changed since last report)


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      ITEM 5.  OTHER EVENTS

      On March 12, 2001, Peregrine Systems, Inc. announced that it had entered into an agreement and plan of reorganization dated March 11, 2001 with Extricity, Inc., pursuant to which a wholly-owned subsidiary of Peregrine will merge with and into Extricity, and Extricity will become a wholly-owned subsidiary of Peregrine. Peregrine will issue 9,200,000 shares of its common stock for all outstanding shares of Extricity capital stock and options and other rights to purchase shares of Extricity capital stock. A copy of the press release is attached as Exhibit 99.1.



     EXHIBIT
     NUMBER                            DESCRIPTION
    ---------  -----------------------------------------------------------------
       2.1 Agreement and Plan of Reorganization dated March 11, 2001. (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Agreement and Plan of Reorganization have been excluded. Peregrine agrees to furnish any such schedules supplementally upon the request of the Commission.)
      99.1     Press Release dated March 12, 2001 of Peregrine Systems, Inc.


                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          PEREGRINE SYSTEMS, INC.



      Date:  March 30, 2001               By: /s/ Eric P. Deller
                                              --------------------------
                                              Eric P. Deller
                                              Vice President and General Counsel


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                                INDEX TO EXHIBITS


     EXHIBIT
     NUMBER                           DESCRIPTION
    ---------  -----------------------------------------------------------------
       2.1 Agreement and Plan of Reorganization dated March 11, 2001. (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Agreement and Plan of Reorganization have been excluded. Peregrine agrees to furnish any such schedules supplementally upon the request of the Commission.)
      99.1     Press Release dated March 12, 2001 of Peregrine Systems, Inc.